UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2017

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

(Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of Delanco Bancorp, Inc. (the “Company”) was held on August 24, 2017. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for the term set forth below, by the following vote:

Three Year Terms:

	FOR	WITHHELD

James E. Igo	354,785	114,809
Renee C. Vidal	350,773	118,821

One Year Term:

	FOR	WITHHELD

Corissa J. Briglia	451,228	18,366

There were 333,429 broker non-votes with respect to each nominee.

2.

The ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accountants for the fiscal year ending March 31, 2018 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

722,129	64,823	16,071

There were no broker non-votes on the proposal.

3.

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the annual meeting, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

416,692	31,402	21,500

There were 333,429 broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: August 30, 2017	By:	/s/ James E. Igo
James E. Igo
President and Chief Executive Officer